THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

VNUE, INC.
10% CONVERTIBLE PROMISSORY NOTE
DUE JAN 11, 2023

US $50,000.00 New York, NY January 11, 2021

FOR VALUE RECEIVED, VNUE, Inc. (the "Company" or "Borrower"), a Nevada corporation promises to pay to the order of Jeffrey Baggett, an individual residing at 401 Landre LaneEl Paso, Illinois 61738, or its assignee ("Lender"), the sum of Fifty Thousand and No/100 Dollars $50,000.00) on January 11, 2023 ("Maturity Date") and to pay interest from the date of this note on the unpaid balance hereof from time to time at a rate of ten percent (10%) simple interest per annum, in lawful money of the United States of America, both principal and interest being payable at the address for Lender designated in numbered Section 16 below or at such other place as Lender may, from time to time, designate in writing. All interest under this Note shall be computed on the basis of the actual number of days elapsed over an assumed year consisting of three hundred sixty-five (365) days.

The principal amount of this Note $50,000 as well as all accrued and unpaid interest thereon shall mature and be due and payable on the Maturity Date as defined above.

All past due principal and accrued interest on this Note shall bear interest starting on the Maturity Date until paid in full at the highest (non-usurious) rate for which Borrower may legally contract under applicable law. All payments on past due principal and accrued interest hereunder shall be payable in lawful money of the United States of America.

As used herein, the term "Holder" shall initially mean Lender, and shall subsequently mean each person or entity to which this Note is duly assigned.

This Note evidences indebtedness incurred by Borrower for interim financing provided to Borrower by Lender.

1. This note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith.

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2. The Company shall be entitled to withhold from all payments any amounts required to be withheld under applicable laws.

3. This Note may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended ("Act") and applicable state securities laws. Any attempted transfer to a non-qualifying party shall be treated by the Borrower as void. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's records as the owner hereof for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Note electing to exercise the right of conversion set forth in Section 4(a) hereof, and any prospective transferee of this Note, in addition to the requirements set forth in Section 4(a) is also required to give the Company written confirmation that this Note is being converted ("Notice of Conversion") in the form annexed hereto as Exhibit A. The date of receipt (including receipt by telecopy) of such Notice of Conversion shall be the Conversion Date.

4. (a) Automatic Conversion of Note. It is anticipated that Borrower will seek additional equity financing through a private offering in the amount of three million dollars ($3,000,000 USD) or more (the "Offering"). If the Offering closes at a minimum of three million dollars ($3,000,000 USD) or more, Lender may choose to either convert this Note into the new Offering of Borrower or request repayment of up to 25% of the principal and interest of the Note and convert the remaining balance into the new Offering. If Lender chooses to convert the principal and interest of this Note into the new Offering then Lender shall participate in the Offering at a rate equal to the dollar amount of principal and interest owed by Borrower to Lender as of the date of conversion divided by ninety percent (90%) of the Offering price.

5. Additional Considerations for Lender. As additional consideration for Lender to lend Borrower the sums described herein, Borrower agrees to the following additional considerations:

   a. Lender shall have the right of first refusal as to any future funding of Borrower in that Lender shall have the right to provide all or a portion of the funding upon the same terms as those offered in writing by any third party or contained in any private placement of Borrower.

   b. Upon conversion of this Note and/or associated warrants, Lender shall have piggyback registration rights for all its common stock shares in any registration or post-effective amendment to any registration initiated by Borrower with the Securities and Exchange Commission.

6. Representations and Warranties of Borrower. Borrower makes the following representations and warranties to Lender:

   a. Borrower represents and warrants that Borrower has authority and has obtained all approvals and consents necessary to enter into this Note and Borrower's

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execution, delivery, and performance of this Note will not violate or conflict with the terms of Borrower's Certificate of Incorporation.

In the event of a breach of any of the aforementioned representations and warranties of Borrower, any such breach shall be considered an Event of Default under Section 7 below.

7. INTENTIONALLY DELETED

8. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional to pay the principal of and interest on this Note at the time, place, and rate, and in the form herein prescribed.

9. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

10. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees and expenses, which may be incurred by the Holder in collecting any amount due under this Note.

11. Default. For the purposes of this Agreement, an Event of Default (herein so called) shall have occurred if Borrower shall (i) fail to pay when due any principal of or interest on this Note, and such failure shall continue for a period of 10 calendar days after Lender shall have given Borrower written notice of such failure, (ii) have failed to perform any covenant or other obligation herein contained and such failure shall continue for a period of 10 calendar days after Lender shall have given Borrower written notice of such failure, (iii) commence a voluntary case or other proceeding seeking liquidation or reorganization with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, and such case or other proceeding shall remain undismissed and unstayed for a period of 10 consecutive days, (iv) have an involuntary case or other proceeding commenced against Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar now or hereafter in effect or seeking the appointment of a trustee, liquidator, receiver, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days, or (v) Borrower shall breach a representation or warranty described in Section 5 above.

12. Representations and Warranties of Lender. Lender makes the following representations and warranties to Borrower:

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a. Suitability. The Lender is an "accredited investor" as such term is defined in Regulation D issued by the Securities and Exchange Commission, and such Lender's financial condition is such that it is able to bear the economic risk of its investment in the Note. Lender has such knowledge and experience in financial and business matters as is necessary to make an investment in the Company through the Note.

b. Purchase for Own Account. This Note is being acquired by Lender for investment purposes only and not with a view to the distribution of all or any part thereof. Lender has no present intention of selling, transferring, disposing or granting any participation in the Note and is not a party to any contract, agreement or understanding that would result in any such sale, transfer or disposition of all or any portion of this Note.

13. No Waiver; Cumulative Rights. No delay on the part of the Holder of this Note in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

14. Waiver. Borrower waives demand, presentment, protest, notice of dishonor, notice of nonpayment, notice of intention to accelerate, notice of acceleration, notice of protest and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur, and agrees to all extensions and partial payments, before or after maturity, without prejudice to the Holder hereof.

15. Collection Costs. In the event that, upon an Event of Default, any amount under this Note is collected in whole or in part through suit, arbitration or mediation, then and in any such case there shall be added to the unpaid principal balance hereof all costs of collection, (including, but not limited to, reasonable attorneys' fees and expenses) whether or not suit is filed. In the event Lender must initiate proceedings against Borrower for Borrower's failure to perform its obligation under Section 3 above then Lender shall be entitled to its costs of enforcement (including, but not limited to, reasonable attorneys' fees and expenses) whether or not suit is filed.

16. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. In the event of a dispute involving this Note or any other instruments executed in connection herewith, the parties irrevocably agree that exclusive venue for such dispute shall lie in any court of competent jurisdiction in New York County, New York, and the parties waive any claim that such forum is inappropriate or inconvenient.

17. Headings. The headings of the sections of this Note are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

18. Usury. All agreements between Borrower and the Holder of this Note, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no

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contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid, to the Holder hereof for the use, forbearance or detention of the money to be loaned hereunder or otherwise, exceed the maximum amount permissible under applicable law.

If from any circumstances whatsoever fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then *ipso facto,* the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Holder of this Note shall ever receive anything of value as interest or deemed interest by applicable law under this Note or otherwise in an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note, such excess shall be refunded to Borrower.

In determining whether or not the interest paid or payable with respect to any indebtedness of Borrower to the Holder hereof, under any specific contingency, exceeds the highest lawful rate, Borrower and the Holder hereof shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof, and/or (iii) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by law.

The terms and provisions of this paragraph shall control and supersede every other conflicting provision of all agreements between Borrower and the Holder hereof.

19. Successors and Assigns. All of the stipulations, promises and agreements in this Note made by or on behalf of Borrower shall bind the successors and assigns of Borrower, whether so expressed or not, and inure to the benefit of the successors and assigns of Borrower and Lender. Any assignee of Borrower or Lender shall agree in writing prior to the effectiveness of such assignment to be bound by the provisions hereof.

The Lender from time to time also may sell to one or more financial institutions, institutional investors or other persons a participation interest in all or any undivided portion of the rights, powers, privileges, remedies and interests of the Lender under this Note.

20. Severability. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

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21. Notices. All notices and other communications hereunder shall be in writing or by telecopy, and shall be deemed to have been duly made when delivered in person or sent by telecopy, same day or overnight courier, or 72 hours after having been deposited in the United States registered or certified mail return receipt requested, postage prepaid, to a party at the address set forth below (which may be changed in accordance with these notice procedures):

If to Lender:

Jeffrey Baggett
401 Landre Lane
El Paso, Illinois 61738
Attn: Jeffrey Baggett

If to Borrower:

Vnue, Inc.
104 West 29th Street
11th Floor
New York, NY 10001
Attn: Zach Bair, CEO

THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN BORROWER AND LENDER CONCERNING THE MATTERS HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF.

SIGNATURE PAGE FOLLOWS

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IN WITNESS HEREOF, the undersigned have executed this Note on and as of the date first set forth above.

BORROWER:

Vnue, Inc.

By: ______________________

Name: Zach Bair
Title: Chief Executive Officer

LENDER:

Jeffrey Baggett

DocuSigned by:

By: ______________________

C92A9C3C117548C...

Name: Jeffrey Baggett

1/11/2021

WIRE INFORMATION:

BANK NAME: BANK OF AMERICA

NAME ON ACCOUNT: VNUE

ACCOUNT NUMBER: **483066708332**

ROUTING NUMBER: **026009593**